   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2000
                                                      REGISTRATION NO. 333-36340
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                MICROTUNE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     3674                   75-2883117
      (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
      JURISDICTION OF        CLASSIFICATION NUMBER)      IDENTIFICATION NO.)
     INCORPORATION OR
       ORGANIZATION)

                                MICROTUNE, INC.
                       2540 EAST PLANO PARKWAY, SUITE 188
                               PLANO, TEXAS 75074
                                 (972) 673-1600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                               DOUGLAS J. BARTEK
                            CHIEF EXECUTIVE OFFICER
                                MICROTUNE, INC.
                       2540 EAST PLANO PARKWAY, SUITE 188
                               PLANO, TEXAS 75074
                                 (972) 673-1600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                   Copies to:
     CHRISTOPHER J. OZBURN, ESQ.                 JOHN E. HAYES III, ESQ.
  WILSON SONSINI GOODRICH & ROSATI           BROBECK PHLEGER & HARRISON LLP
      PROFESSIONAL CORPORATION                301 CONGRESS AVE., SUITE 1200
    8911 CAPITAL OF TEXAS HIGHWAY                  AUSTIN, TEXAS 78701
       WESTECH 360, SUITE 3350                       (512) 477-5495
         AUSTIN, TEXAS 78759
           (512) 338-5400

                                ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AGGREGATE         AMOUNT OF
       SECURITIES TO BE REGISTERED          OFFERING PRICE(1)  REGISTRATION FEE
-------------------------------------------------------------------------------
Common stock ($0.001 par value)...........     $69,000,000         $19,182(2)
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.
(2) Of this amount $15,180 was paid in connection with the initial filing of this registration statement.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE THAT THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

The primary purpose of this Amendment No. 2 to Microtune, Inc.'s Registration Statement on Form S-1 (File No. 333-36340) is to file a certain exhibit.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth all expenses to be paid by the Registrant, other than the underwriting discounts and commissions payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates except for the registration fee and the NASD filing fee.

   SEC registration fee............................................. $   19,182
   NASD filing fee..................................................      7,500
   Nasdaq National Market listing fee...............................    150,000
   Blue Sky qualification fees and expenses.........................     10,000
   Printing and engraving expenses..................................    250,000
   Legal fees and expenses..........................................    400,000
   Accounting fees and expenses.....................................    310,000
   Transfer agent and registrar fees................................     10,000
   Miscellaneous expenses...........................................     43,318
                                                                     ----------
     Total.......................................................... $1,200,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant intends to enter into separate indemnification agreements with its directors, officers and certain employees which would require the Registrant to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms.

  These indemnification provisions and the indemnification agreement to be entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

  The Registrant intends to obtain in conjunction with the effectiveness of the Registration Statement a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

  The underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act of 1933, or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  During the past three years, we have issued and sold the following unregistered securities to a limited number of persons as described below (as adjusted to reflect a 2-for-1 stock split of the common stock effective as of January 18, 2000). None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in those transactions. All recipients had adequate access, through their relationships with us, to information about us.

  (a) In August 1997, we issued an aggregate of 250,000 shares of Series A preferred stock at a purchase price of $3.00 per share for an aggregate purchase price of $750,000 to one investor. In addition, we issued a warrant to that investor in August 1997 to purchase 40,698 shares of Series A preferred stock at an exercise price of $0.01 per share.

  (b) In August 1997, we issued an aggregate of 1,000,000 shares of Series B preferred stock at $4.00 per share for an aggregate purchase price of $4,000,000 to 15 investors.

  (c) In June and July 1998, we issued an aggregate of 1,450,166 shares of Series C preferred stock at $6.00 per share for an aggregate purchase price of $8,700,996 to 31 investors.

  (d) In June 1999, we issued an aggregate of 12,500 shares of Series C preferred stock at $6.00 per share for an aggregate purchase price of $75,000 to one investor.

  (e) In October through December 1999, we issued an aggregate of 1,367,418 shares of Series D preferred stock at $12.00 per share for an aggregate purchase price of $16,409,016 to seven investors.

  (f) In January 2000, we issued an aggregate of 3,318,513 shares of Series E preferred stock and warrants to purchase 2,212,342 shares of common stock at a nominal exercise price to two investors in exchange for all of the outstanding shares of HMTF Acquisition (Bermuda), Ltd., which securities were valued at, in the aggregate, approximately $63 million.

  (g) In January 2000, we granted three employees options to purchase 330,000 shares of Series E preferred stock at an exercise price of $16.00 per share, and in April 2000 an option to purchase, 110,000 shares at Series E preferred stock was cancelled.

  (h) Between June 1, 1997 and May 31, 2000, we granted options to purchase an aggregate of 8,523,300 shares of common stock to our employees at per share exercise prices ranging from $0.025 to $4.95.

  (i) Between June 1, 1997 and May 31, 2000, we issued an aggregate of 1,914,495 shares of our common stock to our employees or other service providers at a range of $0.025 to $0.875 per share upon the exercise of stock options issued under our 1996 Stock Option Plan, for an aggregate purchase price of $444,391.

  (j) In June 2000, we issued an aggregate of 800,000 shares of Series F preferred stock at $12.00 per share for an aggregate purchase price of $9,600,000 to four investors.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS.

 EXHIBIT
 NUMBER  DESCRIPTION OF DOCUMENT
 ------- ----------------------------------------------------------------------
  1.1*   Form of Underwriting Agreement
  3.1+   Certificate of Incorporation as currently in effect
  3.2+   Form of Amended and Restated Certificate of Incorporation (to be filed with the Delaware Secretary of State upon the closing of the offering covered by this Registration Statement)
  3.3+   Bylaws as currently in effect
  3.4+   Form of Amended and Restated Bylaws (to be effective upon the closing of the offering covered by this Registration Statement)
  4.1+   Form of Specimen Stock Certificate
  4.2*   Fifth Amended and Restated Registration Rights Agreement dated effective as of
         June 14, 2000
  5.1+   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
         regarding legality of the securities being issued
 10.1+   Form of Indemnification Agreement, to be entered into between the
         Registrant and each of its directors and officers, to become effective upon the closing of the offering made under this Registration
         Statement
 10.2+   1996 Stock Option Plan
 10.3+   2000 Stock Plan
 10.4+   2000 Director Option Plan
 10.5+   2000 Employee Stock Purchase Plan
 10.6+   Employment Agreement between Douglas J. Bartek and the Registrant dated March 23, 2000
 10.7+   Employment Agreement between John P. Norsworthy and the Registrant dated August 8, 1996
 10.8+   Employment Agreement between James Fontaine and the Registrant dated
         August 1, 1998
 10.9+   Standard Commercial Lease dated May 18, 1998 between Jupiter Parkway
         Village, Ltd. and the Registrant, as amended, for the premises located at 2540 East Plano Parkway, Suite 388, Plano, Texas 75074
 10.10+  Commercial Lease Agreement dated March 24, 2000 between Jupiter
         Service Center, Ltd. and the Registrant for the premises located at
         2201 10th Street, Plano, Texas 75074
 10.11+  Property Leasing Contract, as supplemented as of January 1, 2000, between Sanctor Grundstucks-Vermietungsgesellschaft mbH & Co. and
         Temic Telefunken Hochfrequeztechnik GmbH for facility in Ingolstadt,
         Germany
 10.12+  Contract of Lease dated December 10, 1998 between MX Technology
         Corporation and Temic RF-Technologies (Phils.), Inc. for factory space in the Granville Industrial Complex in Cavite, Philippines
 10.13+  Sublease Agreement dated December 10, 1998 between Temic RF-
         Technologies (Phils.), Inc. and NSF RF-Technologies Corporation for
         factory space in the Granville Industrial Complex in Cavite,
         Philippines
 10.14+  Securities Purchase Agreement dated January 10, 2000, effective
         December 31, 1999, between HMTF Acquisition (Bermuda), Ltd. and the
         Registrant
 10.15+  Asset Purchase Agreement between Registrant, The Tuner Company and
         Thomas Widmer dated January 10, 2000
 10.16+  Line of Credit dated March 22, 1999 between Deutsche Bank AG and Temic
         Telefunken Hochfrequenztechnik GmbH

 EXHIBIT
 NUMBER   DESCRIPTION OF DOCUMENT
 -------  ---------------------------------------------------------------------
 10.17+   Line of Credit dated September 9, 1999 between HypoVereinsbank and
          Temic Telefunken Hochfrequenztechnik GmbH
 10.18**  Development and Supply Agreement dated June 14, 2000 between General
          Instrument Corporation and the Registrant.
 21.1+    List of Subsidiaries and Affiliates of Microtune, Inc.
 23.1+    Consent of Ernst & Young LLP, independent auditors
 23.2+    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (contained in Exhibit 5.1)
 24.1+    Power of Attorney (contained in the signature page to this
          Registration Statement)
 27.1+    Financial Data Schedule

--------
*  to be filed by amendment

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been filed separately with the Securities and Exchange Commission.

+  previously filed

   (b) FINANCIAL STATEMENT SCHEDULES.

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in denominations and registered in names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

  The undersigned Registrant hereby undertakes that:

    1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PLANO, COUNTY OF COLLIN, STATE OF TEXAS, ON THE 27TH DAY OF JUNE 2000.

                                          MICROTUNE, INC.

                                                  /s/ Everett Rogers
                                          By: _________________________________
                                                       EVERETT ROGERS
                                                  CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

      /s/ Douglas J. Bartek*           Chief Executive Officer       June 27, 2000
______________________________________  and Chairman (Principal
          DOUGLAS J. BARTEK             Executive Officer)

       /s/ Everett Rogers              Chief Financial Officer       June 27, 2000
______________________________________  (Principal Financial and
            EVERETT ROGERS              Accounting Officer)

       /s/ Harvey B. Cash*             Director                      June 27, 2000
______________________________________
            HARVEY B. CASH

      /s/ Walter S. Ciciora*           Director                      June 27, 2000
______________________________________
          WALTER S. CICIORA

       /s/ James H. Clardy*            Director                      June 27, 2000
______________________________________
           JAMES H. CLARDY

      /s/ Martin Englmeier*            Vice Chairman                 June 27, 2000
______________________________________
           MARTIN ENGLMEIER

     /s/ Kenneth G. Langone*           Director                      June 27, 2000
______________________________________
          KENNETH G. LANGONE

  /s/ Philippe Von Stauffenberg*       Director                      June 27, 2000
______________________________________
      PHILIPPE VON STAUFFENBERG

   /s/ Lawrence D. Stuart, Jr.*        Director                      June 27, 2000
______________________________________
       LAWRENCE D. STUART, JR.

       /s/ William P. Tai*             Director                      June 27, 2000
______________________________________
            WILLIAM P. TAI

     /s/ Everett Rogers
*by: ____________________________
        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER  DESCRIPTION OF DOCUMENT
 ------- ----------------------------------------------------------------------
  1.1*   Form of Underwriting Agreement
  3.1+   Certificate of Incorporation as currently in effect
  3.2+   Form of Amended and Restated Certificate of Incorporation (to be filed with the Delaware Secretary of State upon the closing of the offering covered by this Registration Statement)
  3.3+   Bylaws as currently in effect
  3.4+   Form of Amended and Restated Bylaws (to be effective upon the closing of the offering covered by this Registration Statement)
  4.1+   Form of Specimen Stock Certificate
  4.2*   Fifth Amended and Restated Registration Rights Agreement dated effective as of December 31, 1999
  5.1+   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
         regarding legality of the securities being issued
 10.1+   Form of Indemnification Agreement, to be entered into between the
         Registrant and each of its directors and officers, to become effective upon the closing of the offering made under this Registration
         Statement
 10.2+   1996 Stock Option Plan
 10.3+   2000 Stock Plan
 10.4+   2000 Director Option Plan
 10.5+   2000 Employee Stock Purchase Plan
 10.6+   Employment Agreement between Douglas J. Bartek and the Registrant dated March 23, 2000
 10.7+   Employment Agreement between John P. Norsworthy and the Registrant dated August 8, 1996
 10.8+   Employment Agreement between James Fontaine and the Registrant dated
         August 1, 1998
 10.9+   Standard Commercial Lease dated May 18, 1998 between Jupiter Parkway
         Village, Ltd. and the Registrant, as amended, for the premises located at 2540 East Plano Parkway, Suite 388, Plano, Texas 75074
 10.10+  Commercial Lease Agreement dated March 24, 2000 between Jupiter
         Service Center, Ltd. and the Registrant for the premises located at
         2201 10th Street, Plano, Texas 75074
 10.11+  Property Leasing Contract, as supplemented as of January 1, 2000, between Sanctor Grundstucks-Vermietungsgesellschaft mbH & Co. and
         Temic Telefunken Hochfrequeztechnik GmbH for facility in Ingolstadt,
         Germany
 10.12+  Contract of Lease dated December 10, 1998 between MX Technology
         Corporation and Temic RF-Technologies (Phils.), Inc. for factory space in the Granville Industrial Complex in Cavite, Philippines
 10.13+  Sublease Agreement dated December 10, 1998 between Temic RF-
         Technologies (Phils.), Inc. and NSF RF-Technologies Corporation for
         factory space in the Granville Industrial Complex in Cavite,
         Philippines
 10.14+  Securities Purchase Agreement dated January 10, 2000, effective
         December 31, 1999, between HMTF Acquisition (Bermuda), Ltd. and the
         Registrant
 10.15+  Asset Purchase Agreement between Registrant, The Tuner Company and
         Thomas Widmer dated January 10, 2000
 10.16+  Line of Credit dated March 22, 1999 between Deutsche Bank AG and Temic
         Telefunken Hochfrequenztechnik GmbH

 EXHIBIT
 NUMBER   DESCRIPTION OF DOCUMENT
 -------  ---------------------------------------------------------------------
 10.17+   Line of Credit dated September 9, 1999 between HypoVereinsbank and
          Temic Telefunken Hochfrequenztechnik GmbH
 10.18**  Development and Supply Agreement dated June 14, 2000 between General
          Instrument Corporation and the Registrant.
 21.1+    List of Subsidiaries and Affiliates of Microtune, Inc.
 23.1+    Consent of Ernst & Young LLP, independent auditors
 23.2+    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (contained in Exhibit 5.1)
 24.1+    Power of Attorney (contained in the signature page to this
          Registration Statement)
 27.1+    Financial Data Schedule

--------
*  to be filed by amendment

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been filed separately with the Securities and Exchange Commission.
+  previously filed